UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 22, 2015

OCULUS INNOVATIVE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33216	68-0423298
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1129 N. McDowell Blvd, Petaluma, CA	94954
(Address of principal executive offices)	(Zip Code)

(707) 283-0550

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.       Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year.

Effective October 22, 2015, we filed a certificate of amendment with the Secretary of State of the State of Delaware in order to effect an increase of the total number of shares of our common stock we are authorized to issue to 60,000,000.

At the annual meeting, our stockholders approved an amendment to our Restated Certificate of Incorporation, as amended, to increase the number of authorized common stock, $0.0001 par value per share, to a total number of 60,000,000 shares.

The authorized share increase became effective October 22, 2015. The certificate of amendment is attached to this Current Report on Form 8-K as Exhibit 3.1 and its terms are incorporated herein by reference.

Item 9.01.        Financial Statements and Exhibits.

3.1	Certificate of Amendment of Restated Certificate of Incorporation, of Oculus Innovative Sciences, Inc., as amended, dated October 22, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oculus Innovative Sciences, Inc.
(Registrant)

Date: October 27, 2015	/s/ Robert Miller
Name: Robert Miller
Title: Chief Financial Officer